Exhibit 99.1

Urgently Secures Engagement with Global Top 5 Automotive OEM

The US-based OEM to deploy Urgently’s mobility assistance and dealer platform across its luxury brand beginning in 2024.

VIENNA, Va.– January 22, 2024 – Urgent.ly, Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, today announced it has secured a multi-year engagement with a global top 5, US-based automotive OEM. Beginning in 2024, Urgently’s connected assistance platform will be deployed across the OEM’s iconic luxury brand vehicle lines, enabling exceptional roadside assistance and repair services for more motorists throughout N. America, with support for a growing electric vehicle (EV) footprint.

“The requirements for a luxury brand customer experience demand a partner that can deliver at the highest levels,” said Matt Booth, Chief Executive Officer, Urgently. “Urgently has developed the technology and capabilities that elevate the customer experience during brand defining moments, including EV-trained service providers and integrated dealer technology that enables dealers to strengthen customer relationships. We look forward to safely and quickly connecting our service provider network with this OEM’s customers in their moment of need."

Following a competitive RFP process, Urgently was selected for its proprietary mobility assistance technology, its EV expertise and capabilities, real-time data processing, and its unique ability to support the luxury brand’s white-glove customer experience. Testimonial references from Urgently’s existing OEM customer partners further validated the selection.

Urgently Capabilities for Customer Partners

Urgently’s mobility assistance and dealer platforms dynamically match vehicle owners with service professionals, enabled by proprietary technology, algorithms and data ecosystems. Capabilities include:

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Real-time tracking, connecting the customer partner, consumer, service provider and repair facility via digital and analog communication channels from dispatch to final disposition.

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Integrated dealer technology allows dealers to extend their service technician footprint outside the dealership by receiving and managing service requests for customers at home, work or on the road. This empowers dealers to develop much stronger relationships with their customers leading to high customer satisfaction, in brand remote services. Additionally, dealers can dispatch, monitor and manage tow and roadside requests through their portal for full program visibility.
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Live job management and actionable data from dispatch to completion, both on a per-job basis and in the aggregate.
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Multi-channel consumer and service provider accessibility, including a fully digitized experience via mobile application, live customer service representatives, and a software as a service (“SaaS”) layer.
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Broad mobility assistance capabilities, including towing solutions, mobile repair services (e.g., flat tire, jump start, lockout, fuel delivery, electric vehicle charging, tire and battery replacement), collision and impound-related towing and onward mobility services that enable a consumer to continue their journey following a roadside event.

For more information about Urgently’s roadside and mobility assistance solutions visit https://www.geturgently.com/industry-solutions.

NOTE: Global OEM ranking based on an analysis of multiple sources, including Biggest Car Manufacturers by Revenue, 2023 (CEO World, Oct. 2023) and 2022 Revenue of Leading Automakers Worldwide (Statista, Aug. 2023).

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the United States federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to: those statements around Urgently’s multi-year engagement with a global top 5, US-based automotive OEM. These statements are based on the current assumptions of Urgently’s management and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual performance or achievements to be materially different from any future performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties detailed in our filings with the Securities and Exchange Commission, including in our Registration Statement on Form S-1, as amended, which was declared effective by the SEC on October 19, 2023 (the “Registration Statement”), our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements reflect Urgently’s beliefs and assumptions only as of the date of this press release. Urgently undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Contacts:

For Press: media@geturgently.com

For Investors: investorrelations@geturgently.com